SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

           October 18, 2001
(Date of earliest event reported)

          Capital One Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation of organization)	1-13300 (Commission File Number)	54-1719854 (IRS Employer Identification No.)

2980 Fairview Park Drive Suite 1300 Falls Church, Virginia (Address of principal executive offices)		22042 (Zip Code)

Registrant's telephone number, including area code: (703) 205-1000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          99.1     Amendment Number 2 to Rights Agreement dated as of October 18, 2001, between Capital One Financial Corporation and EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York) as Rights Agent.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.
CAPITAL ONE FINANCIAL CORPORATION

Dated: November 2, 2001	By: // John G. Finneran, Jr. //
John G. Finneran, Jr.
Executive Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

          99.1     Amendment Number 2 to Rights Agreement dated as of October 18, 2001, between Capital One Financial Corporation and EquiServe Trust Company, N.A. (as successor to First Chicago Trust Company of New York) as Rights Agent.

Exhibit 99.1